EXHIBIT 10.2
                                                           FORM 10-Q
                                         QUARTER ENDED JUNE 30, 1999




                         SEPARATION AGREEMENT



          This Separation Agreement is made and entered into the 22nd day of July, 1999 (the "Execution Date"), by and between Bucyrus
International, Inc., a Delaware corporation ("Bucyrus") and Daniel J. Smoke ("Executive").

          WHEREAS, Executive is employed as Chief Financial Officer of Bucyrus pursuant to an Employment Agreement ("Employment Agreement") dated November 7, 1996 and Amendment No. 1 to Employment Agreement ("Amendment No. 1") dated March 17, 1998 (hereinafter collectively referred to as the "Amended Employment Agreement"); and

          WHEREAS, the parties hereto have mutually determined to terminate Executive's employment as specifically provided in this Separation Agreement.

          NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Termination of Prior Agreements. The parties agree that on September 30, 1999, except as specifically provided in this Separation Agreement, the Amended Employment Agreement and any exhibits, amendments or addendums thereto, and any prior agreements and understandings between the parties, whether oral or written are hereby canceled, terminated and superseded by this Separation Agreement and shall be of no further force or effect.

          2.   Terms of Separation.  The parties agree as follows:

               (a) Executive's employment with Bucyrus will terminate on September 30, 1999. Executive has been given two months written notice of termination as provided in Paragraph 9(a) of the Employment Agreement.

               (b)  From the Execution Date through September 30,
1999:

                    (1)  Executive will not be required to be
physically in his office at Bucyrus.

                    (2) Executive will be on call to Bucyrus on an "as needed basis". Provided, however, that Executive will be given reasonable notice if travel is required, he will be reimbursed for all out of pocket expenses, and further provided that the parties agree that Executive will be unavailable to Bucyrus during the period August 15, 1999 to September 4, 1999.

                    (3)  Executive will have use of his laptop
computer.

               (c)  Executive shall have use of his company
automobile until July 31, 1999, at which time he will return the automobile to a representative of Bucyrus.

               (d) The Change of Control provision of the Amended Employment Agreement shall remain in effect through and until September 30, 1999.

               (e) After September 30, 1999, if Bucyrus requests consulting services and Executive agrees to provide consulting services to Bucyrus as an independent contractor, such consulting services will be provided at a rate of $1,000.00 per day, plus expenses.

               (f)  For the period October 1, 1999 through
September 30, 2000 (the "Severance Period"), Executive shall be entitled to a continuation of his Base Salary and, provided Executive continues to pay the employee portion of the premium, his insurance benefits (group health, life, dental and vision), all as provided in Paragraph 9(d) of the Employment Agreement. During the Severance Period, Executive shall also continue to accrue pension service under the Bucyrus Salaried Employee Retirement Plan and can continue as a participant in the Bucyrus International, Inc. Salaried Employees Savings Plan.

               (g)  For the period October 1, 2000 to December 31,
2000 (the "Extended Severance Period"), Executive shall be entitled to a continuation of his Base Salary and, provided Executive continues to pay the employee portion of the premium, his insurance benefits (group health, life, dental and vision). During the Extended Severance Period, Executive shall also continue to accrue pension service under the Bucyrus Salaried Employee Retirement Plan and can continue as a participant in the Bucyrus International, Inc. Salaried Employee Savings Plan. In exchange for the severance benefits provided during the Extended Severance Period, Executive agrees:

                    (1)  To waive, release, relinquish and
terminate any rights or claims to any Options under the Company's 1998 Management Stock Option Plan and under Section 4, Options, of Amendment No. 1. Without limiting the generality of the preceding sentence hereof, Executive specifically relinquishes any rights he may have under Paragraph 4.4 of Amendment No. 1 relating to the vesting of Options in the event of termination of employment.

                    (2)  That on October 1, 1999, Bucyrus will
exercise its Repurchase Option under Section 3 of Stockholders Agreement dated as of March 17, 1998 (the "Stockholders Agreement") and shall repurchase the Management Shares of Bucyrus owned by the Executive pursuant to the procedure set out in Paragraphs 3(a) and 3(b) of the Stockholders Agreement. Executive agrees to sell all of the Management Shares owned by the Executive as provided in Section 3, Repurchase Option, of the Stockholders Agreement.

               (h) The parties hereto agree that Paragraph 11, Executive Covenants; Covenant Not to Compete, of the Employment
Agreement shall continue and remain in full force and effect and shall not be replaced, superseded or terminated by this Separation Agreement. In addition, the Confidentiality Agreement signed by Executive on May 26, 1999 shall remain in full force and effect.

          3.   Release by Executive.

               (a) In consideration of this Separation Agreement and the monies and other good and valuable consideration provided to Executive pursuant to this Separation Agreement, Executive hereby irrevocably and unconditionally releases, waives and forever discharges Bucyrus, any predecessor company or any affiliate or subsidiary companies (the "Releasees"), from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatever kind or character, in law or equity, suspected or unsuspected, past or present, that he has ever had or may now have (even if later asserted) against the Releasees or any of them arising out of or related to Executive's employment and positions with Bucyrus or the termination of that employment and those positions, from the beginning of time, including without limitation: (i) any claims arising from any federal, state and/or local labor or civil rights laws including, without limitation, the federal Civil Rights Acts of 1866, 1871, 1964 and 1991, the Age Discrimination in Employment Act of 1967, as amended by, inter alia, the Older Workers Benefit Protection Act of 1990, the Workers' Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974, as amended, the Consolidated Omnibus Budget Reconciliation Act of 1985 (except Executive shall have COBRA rights arising out of the termination of his employment with Bucyrus), the Americans with Disabilities Act of 1990, the Wisconsin Fair Employment Act and employment and labor laws, as each may have been amended from time to time, and (ii) any and all other claims occuring on or before the Execution Date arising under or in regard to any contract, any and all other federal, state or local constitutions, statutes, rules or regulations, or under any common law right of any kind whatsoever, or under the laws of any country or political subdivision, and including, without limitation, any claim for any kind of tortious conduct (including but not limited to any defamation, business tort or intentional infliction of emotional distress), breach of contract, promissory or equitable estoppel, breach of Bucyrus' policies, rules, regulations, handbooks or manuals, breach of express or implied covenants of good faith, wrongful termination, discharge or dismissal.

               (b)  Execution of this Separation Agreement by
Executive operates as a complete bar and defense against any and all claims against the Releasees. If Executive should hereafter raise any action, claim or proceeding against any of the Releasees, the Separation Agreement may be raised as and shall constitute a complete bar to any such action, claim or proceeding and the Releasees shall recover from Executive all costs incurred including attorneys' fees. Nothing contained herein is intended to prevent Executive from enforcing this Separation Agreement.

          4.   Miscellaneous Provisions.

               (a) This Separation Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, negotiations, discussions or understandings between the parties relating to the subject matter hereof. No oral understanding, statements, promises or inducements contrary to the terms of this Separation Agreement exist. This Separation Agreement cannot be changed or terminated orally. Should any provision of this Separation Agreement be held invalid, illegal or unenforceable, it shall be deemed to be modified so that its purpose can lawfully be effectuated and the balance of this Separation Agreement shall remain in full force and effect.

               (b) This Separation Agreement shall extend to, be binding upon, and inure to the benefit of the parties and their respective successors, heirs and assigns.

               (c) This Separation Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin. By his execution hereof, Executive hereby waives any right he may have to arbitration as against Bucyrus and any of the other Releasees, and, as to any dispute with regard to this Separation Agreement, hereby submits to the jurisdiction of the state and federal courts located in the State of Wisconsin and further agrees not to assert that any action brought in such jurisdiction has been brought in an inconvenient forum.

               (d) This Separation Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          5. Effective Date/Revocation. Executive may revoke this Separation Agreement in writing at any time during a period of seven (7) calendar days after the Execution Date of this Separation Agreement by the parties (the "Revocation Period"). This Separation Agreement shall become effective and enforceable automatically on the date of actual receipt by the Company of the Certificate of Non-Revocation of Separation Agreement (the form of which is Exhibit A hereto) executed and dated by Executive at least one day after expiration of the Revocation Period (the "Effective Date").

          6. Representations. Each party hereto represents, warrants and acknowledges that in executing this Separation Agreement, he or it does not rely and has not relied upon any representation or statement made by any other party or any other party's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Separation Agreement or otherwise, other than those representations, warranties, assurances and statements contained in the Separation Agreement itself.

          7. Notices. Any notices or requests under this Separation Agreement shall be in writing, addressed as follows:

          (a)  If to Executive:

               Mr. Daniel J. Smoke
               P. O. Box 130511
               Ann Arbor, Michigan 48113

          (b)  If to Bucyrus:

               Bucyrus International, Inc.
               P. O. Box 500
               1100 Milwaukee Avenue
               South Milwaukee, WI 53172-0500

               Attention:  President and CEO


          IN SIGNING THIS SEPARATION AGREEMENT, EXECUTIVE ACKNOWLEDGES
THAT: (A) HE HAS READ AND UNDERSTANDS THIS SEPARATION AGREEMENT AND HE IS HEREBY ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SEPARATION AGREEMENT, (B) HE HAS SIGNED THIS SEPARATION AGREEMENT VOLUNTARILY, ON THE ADVICE OF HIS ATTORNEY, AND UNDERSTANDS THAT IT CONTAINS A FULL AND FINAL RELEASE OF ALL CLAIMS, AS SET FORTH IN PARAGRAPH THREE AGAINST THE RELEASEES AS OF THE EXECUTION DATE OF THIS SEPARATION AGREEMENT, (C) HE HAS BEEN OFFERED AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THE MATTERS MEMORIALIZED IN THIS SEPARATION AGREEMENT, AND (D) THIS SEPARATION AGREEMENT IS NOT MADE IN CONNECTION WITH AN EXIT INCENTIVE OR OTHER EMPLOYMENT TERMINATION PROGRAM OFFERED TO A GROUP OR CLASS OF EMPLOYEES.


          IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement in Wisconsin as of the day and year first above written.



BUCYRUS INTERNATIONAL, INC.

By:    /s/ F. Bruno
Name:     F. P. Bruno
Title:    V. P. Human Resources


 /s/ Daniel J. Smoke
   Daniel J. Smoke, Executive


                              EXHIBIT A




                   CERTIFICATE OF NON-REVOCATION OF
                         SEPARATION AGREEMENT


     I hereby certify and represent that seven (7) calendar days have passed since the parties have signed the Separation Agreement and that I have NOT exercised my rights to revoke that Separation Agreement pursuant to the Older Workers Benefit Protection Act of 1990. I understand that Bucyrus International, Inc. on behalf of themselves and their subsidiaries and affiliates, in providing me with benefits under the Separation Agreement, is relying on this Certificate, and that I can no longer revoke the Separation Agreement.



______________________________     _______________________ , 1999
Daniel J. Smoke                    Date of Execution
                                   by Executive






IMPORTANT:

     This Certificate should be signed, dated and returned to the Company's Vice President and General Counsel, Michael W. Salsieder, no earlier than on the eighth (8th) calendar day after the Separation Agreement is executed by the parties.